Exhibit 10.1

COHERENT, INC.

2001 STOCK PLAN

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1.     Grant.  The Company hereby grants to the Employee an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant, subject to the terms and conditions in this agreement (the “Agreement”) and in the Company’s 2001 Stock Plan (the “Plan”).

2.     Company’s Obligation.  Each RSU represents the right to receive a Share on the vesting date.  Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs.  Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.     Vesting Schedule.  The RSUs shall vest as set forth in the Notice of Grant.

4.     Forfeiture upon Termination as an Employee.   Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee terminates active service as an employee with the Company or any of its Subsidiaries for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5.     Settlement Upon Vesting.  Any RSUs that vest in accordance with paragraph 3 will be distributed to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares.

6.     Responsibility for Taxes.  Regardless of any action the Company or the Employee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Employee’s participation in the Plan and applicable to the Employee (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Employee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSU, and the subsequent sale of Shares acquired pursuant to such issuance; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Employee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Employee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

a.        withholding from the Employee’s wages or other cash compensation paid to the Employee by the Company and/or the Employer; or

b.       withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee’s behalf pursuant to this authorization); or

c.        withholding in Shares to be issued upon vesting/settlement of the RSUs.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Employee is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Employee’s participation in the Plan.

Finally, the Employee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares or the proceeds of the sale of Shares if the Employee fails to comply with the Employee’s obligations in connection with the Tax-Related Items.

7.     Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Employee’s broker.

8.     Acknowledgements.  The Employee acknowledges the following:

a.        The Company (and not the Employer) is granting the RSUs.  The Company will administer the Plan from the United States, which may be outside the Employee’s country of residence, and the laws of the United States of America and/or the State of California law will govern all RSUs granted under the Plan (as described in paragraph 19).

b.       The benefits and rights provided under the Plan, if any, are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments.

c.        The Employee is voluntarily participating in the Plan.

d.       The RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation.

e.        The RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, vacation, bonuses, long-service awards, pension, or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary of the Company.

f.        No claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Employee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant of the RSUs to which the Employee is otherwise not entitled, the Employee irrevocably agrees never to institute any such claim against the Company or the Employer, waive his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

g.       The future value of the underlying Shares is unknown and cannot be predicted with certainty.

h.       The grant of the RSUs, and all decisions with respect to any future grant of RSUs under the Plan, is at the complete discretion of the Company.

i.         The grant of the RSUs is voluntary and occasional and does not create any obligation to grant any further RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past and whether or not such a reservation is explicitly stated at the time of such a grant.

j.         The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time.

k.        The RSUs, the Shares subject to the RSUs, and the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer and will not be deemed to constitute, and will not be construed by the Employee to constitute, part of the terms and conditions of employment or any employment contract, and the Company will not incur any liability of any kind to the Employee as a result of any change or amendment, or any cancellation, of the Plan at any time.

l.         The Employee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the employment relationship at any time.

m.       The grant of RSUs and the Employee’s participation in the Plan will not be interpreted to constitute, and will not be deemed by the Employee to constitute, an employment contract or labor relationship of any kind with the Company or any Subsidiary.

n.       In the event of termination of the Employee’s employment (whether or not in breach of local labor laws), the Employee’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Employee’s RSU grant.

o.       The RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over, or transfer of liability.

9.     Data Privacy.  By entering into this Agreement, and as a condition of the grant of the RSUs, the Employee hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company, and its Subsidiaries for the exclusive purpose of implementing, administering, and managing the Employee’s participation in the Plan.

The Employee understands that the Company and the Employer may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Employee’s favor, for the purpose of implementing, managing, and administering the Plan (“Data”).

The Employee understands that Data may be transferred to any third parties assisting in the implementation, administration, and management of the Plan, that these recipients may be located in the Employee’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Employee’s country.  The Employee  authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s  participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Employee may elect to deposit any Shares acquired upon vesting of the RSUs.

The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative. The Employee understands that Data will be held as long as is reasonably necessary to implement, administer, and manage his or her participation in the Plan, and the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative.  The Employee acknowledges that refusing or withdrawing consent may affect the Employee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Employee understands that he or she may contact the Employee’s local human resources representative.

10.   No Advice Regarding Grant.  The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan or the Employee’s acquisition or sale of the underlying Shares.  The Employee is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.

11.   Language.  The Employee has received the terms and conditions of this RSU Agreement and any other related communications, and the Employee consents to having received these documents in English.  If the Employee has received this Agreement or any other communications related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

12.   Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.   Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Stock Plan Administration at Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, CA  95054, or at such other address as the Company may hereafter designate in writing.

14.   Conditions for Issuance of Certificates for Stock.  The shares of stock deliverable to the Employee may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company.  The Company shall not be required to issue any certificate or certificates for shares of stock hereunder prior to fulfillment of all the following conditions:  (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any law or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, whether in the United States or elsewhere, which the Company shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Company shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock Unit as the Company may establish from time to time for reasons of administrative convenience.

15.   Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

16.   Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.   Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

18.   Modifications to the Agreement.  This Agreement (including any Appendix) constitutes the entire understanding of the parties on the subjects covered.  The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

19.   Governing Law.  The RSU grant and the provisions of this Agreement will be governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of California.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

20.   Appendix.  Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Employee’s country.  Moreover, if the Employee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

21.   Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the RSUs, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

COHERENT, INC.

2001 STOCK PLAN

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the RSUs granted to the Employee under the Plan if he or she resides in one of the countries listed below.  Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

NOTIFICATIONS

This Appendix also includes information regarding exchange controls and certain other issues of which the Employee should be aware with respect to participation in the Plan.  The information is based on the securities, exchange control, and other laws in effect in the respective countries as of July 2009.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Employee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the RSUs vest or the Employee sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the Employee of a particular result.  Accordingly, the Employee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Employee’s situation.

Finally, if the Employee is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable.

CANADA

TERMS AND CONDITIONS

Form of Payment.  Notwithstanding anything in the Plan or the Agreement to the contrary, the Employee is prohibited from surrendering Shares that he or she already owns or attesting to the ownership of Shares to pay any Tax-Related Items in connection with the RSUs.

The following provisions apply for residents of Quebec:

French Language Provision.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Data Privacy Notice and Consent.  This provision supplements Paragraph 9 of the Agreement:

The Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  The Employee further authorizes the Company and any Subsidiary and the Administrator of the Plan to disclose and discuss the Plan with their advisors.  The Employee further authorizes the Company and any Subsidiary to record such information and to keep such information in his or her employee file.

CHINA

TERMS AND CONDITIONS

Settlement of RSUs and Sale of Shares.  Due to legal restrictions in China, upon the vesting of RSUs, the Employee acknowledges that the Shares may be required to be immediately sold.  Thus, as a condition of the grant of the RSUs, the Employee agrees to the immediate sale of any Shares issued to Employee upon vesting and settlement of the RSUs.  The Employee further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such Shares (on the Employee’s behalf pursuant to this authorization), and the Employee expressly authorizes the Company’s designated broker to complete the sale of such shares.  Upon any such sale of the Shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Employee in accordance with any applicable exchange control laws and regulations.  The Employee acknowledges that he or she is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Appendix.

Exchange Control Restriction.  If the Employee is a citizen of the People’s Republic of China, the Employee understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China the cash proceeds from sale of Shares acquired from the RSUs.  The Employee further understands that, under local law, such repatriation of the cash proceeds may need to be effected through a special exchange control account established by the Company or a Subsidiary of the Company and the Employee hereby consents and agrees that the proceeds from the sale of Shares acquired from the RSUs may be transferred to such special account prior to being delivered to the Employee.  The Employee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.  These additional requirements may include, but are not limited to, a requirement to maintain any Shares acquired from the RSUs in an account with a Company-designated broker and/or to sell any Shares that the Employee receives upon vesting of the RSUs (as explained above) or upon termination of the Employee’s service with the Company and its Subsidiaries.

FINLAND

There are no country specific provisions.

FRANCE

TERMS AND CONDITIONS

Consent to Receive Information in English.  By accepting the Restricted Stock Units, the Employee confirms having read and understood this Appendix, the Agreement and the Plan, including all terms and conditions included therein, which were provided in the English language.  The Employee accepts the terms of those documents accordingly.

En acceptant les Restricted Stock Units, le Employee confirme avoir lu et compris cette Appendix, le Contrat et le Plan, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Employee accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information.  If the Employee imports or exports cash (e.g., sales proceeds received under the Plan) with a value equal to or exceeding €10,000 and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.  If the Employee maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If the Employee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Employee.  In addition, the Employee must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

ITALY

TERMS AND CONDITIONS

Data Privacy Notice and Consent.  This provision replaces Paragraph 9 of the Agreement in its entirety:

The Employee understands that the Company and the Employer as a data processor of the Company may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any subsidiary or affiliate, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, and that the Company and the Employer will process said data and other data lawfully received from a third party (collectively, “Personal Data”) for the exclusive purpose of managing and administering the Plan and complying with applicable laws, regulations and legislation. The Employee also understands that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that the Employee’s denial to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Employee’s ability to participate in the Plan.

The Employee understands that Personal Data will not be publicized, but it may be accessible by the Employer as a data processor of the Company and within the Employer’s organization by its internal and external personnel in charge of processing. Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan.  The Employee understands that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to legitimate addressees under applicable laws.  The Employee further understands that the Company and its subsidiaries or affiliates will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and that the Company and its subsidiaries or affiliates may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to a broker or other third party with whom the Employee may elect to deposit any Shares acquired under the Plan or any proceeds from the sale of such Shares.  Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan.  The Employee understands that these recipients may be acting as controllers, processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.

Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

The Employee understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require the Employee’s consent thereto as the processing is necessary to performance of law and contractual obligations related to implementation, administration and management of the Plan.  The Employee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right at any moment to, including, but not limited to, obtain confirmation that Personal Data exists or not; access; verify content, origin and accuracy; delete; update; correct; block; or stop, for legitimate reason, the Personal Data processing. Furthermore, the Employee is aware that Personal Data will not be used for direct marketing purposes.  Personal Data can be reviewed and questions or complaints can be addressed by contacting the Employee’s human resources department.

Plan Document Acknowledgment.  In accepting the grant of the RSUs, the Employee acknowledges that he or she has received a copy of the Plan and the Agreement, has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.

The Employee acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Paragraph 4 on Forfeiture upon Termination as an Employee; Paragraph 6 on Responsibility for Taxes; the Paragraph 8 Acknowledgements; Paragraph 11 on Language; Paragraph 19 on Governing Law; and the Data Privacy Notice and Consent section included in this Appendix.

NOTIFICATIONS

Exchange Control Information.  The Employee is required to report in his or her annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy.  The Employee is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Employee’s behalf.

JAPAN

NOTIFICATIONS

Exchange Control Information

If the Employee acquires Shares valued at more than ¥100,000,000 in a single transaction, a report will need to be filed with the Ministry of Finance through the Bank of Japan.  The employee is encouraged to speak to his or her personal advisor if this threshold applies at vesting of the RSUs.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.  The Employee should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan.  In particular, the Employee may be prohibited from effecting certain transactions if he or she has insider information regarding the Company.

By accepting the grant of the RSUs and participating in the Plan, the Employee acknowledges having read and understood this Securities Law Information and further acknowledges that it is the Employee’s responsibility to comply with the following Dutch insider trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be any employee of the Company or a Subsidiary in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Subsidiary in the Netherlands (including an Employee in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Employee had such inside information.

SINGAPORE

NOTIFICATIONS

Securities Law Information.  The grant of the RSUs is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification Requirement.  Directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act.  Directors must notify the Singapore Subsidiary in writing of an interest (e.g., RSUs, Shares, etc.) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director.

SOUTH KOREA

NOTIFICATIONS

Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares acquired at vesting of RSUs to repatriate the proceeds to Korea within 18 months of the sale.

UNITED KINGDOM

TERMS AND CONDITIONS

Withholding Taxes.  This provision supplements Paragraph 6 of the Agreement:

If payment or withholding of the Tax-Related Items is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by the Employee to the Employer, effective on the Due Date.  The Employee agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Paragraph 6 of the Agreement.  Notwithstanding the foregoing, if the Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the Employee will not be eligible for such a loan to cover the Tax-Related Items.  In the event that the Employee is a director or executive officer and the Tax-Related Items are not collected from or paid by the Employee by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to the Employee on which additional income tax and national insurance contributions will be payable.  The Employee will be responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

In addition, the Employee agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Employee may have to recover any overpayment from the relevant tax authorities.

RSUs Payable Only in Shares.  Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, RSUs granted to Employees who are resident and ordinarily resident in the United Kingdom do not provide any right for the Employees to receive a cash payment, and the RSUs are payable in Shares only.